CONSENT OF INDEPENDENT CERTIFIED
                        PUBLIC ACCOUNTANTS



We have issued our report dated March 20, 1998, accompanying the financial statements and schedule included in the Annual Report of STRATESEC, Incorporated on Form 10-K for the year ended December 31, 1997. We hereby consent to the incorporation by reference of said report in the Registration Statements of STRATESEC, Incorporated on Form S-8 (File No. 333-38805), effective October 27, 1997.





GRANT THORNTON LLP


New York, New York
March 20, 1998